Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (September 6, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Bank of America Merrill Lynch European Credit Conference 2016	September 7, 2016
Landmark Hotel, London

Raymond James 12th Annual North American Equities Conference	September 13, 2016
Four Seasons Hotel, London

Materials used during the presentation will be posted to the Company's website: www.lkqcorp.com on the day of the conferences.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com